Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.
Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657 and No. 333-133242)  of our report dated March 15, 2011, relating to the consolidated financial statements of Severn Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania
March 15, 2011

Exhibit 23.1 – Page 1 --